UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2008, AbitibiBowater Inc. (the "Company") was notified by the New York Stock Exchange (the "NYSE") that it was not in compliance with the NYSE's continued listing criteria, which requires that the Company's common stock trade on the NYSE at a minimum average closing share price of $1.00 during any consecutive 30-trading-day period.

Under NYSE rules, the Company has a period of six months from the date of notification, with a possible extension, to bring the average share price back above $1.00. During this period, the Company's common stock will continue to be listed on the NYSE, subject to the Company's compliance with other NYSE continued listing requirements. The Company plans to notify the NYSE that it intends to cure the deficiency within the required 10 business day period, although there can be no assurance that the Company will be able to bring its share price back above $1.00 or will remain in compliance with other NYSE continued listing standards.

A copy of the press release issued by the Company on December 18, 2008 announcing the notification from the NYSE is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

		99.1	Press Release, dated December 18, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: December 19, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 18, 2008

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